UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

Intelsat S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette Luxembourg Grand-Duchy of Luxembourg		L-1246
(Address of principal executive offices)		(Zip Code)

+(352) 27 84 1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Issuance of Redemption Notice

On March 6, 2013, Intelsat (Luxembourg) S.A. (“Intelsat Luxembourg”) issued a notice of redemption pursuant to the indenture governing its 11  1/2%/12  1/2% Senior PIK Election Notes due 2017 (the “2017 PIK Notes”) that it intends to redeem, subject to the financing condition described below, $915,000,000 aggregate principal amount of the 2017 PIK Notes on April 5, 2013 (the “Redemption Date”) at a redemption price equal to 105.75% of the principal amount of the 2017 PIK Notes, plus accrued and unpaid interest thereon to the redemption date (the “Redemption”).

The Redemption is conditioned on the completion of one or more debt financings on or prior to the Redemption Date by Intelsat Luxembourg on terms satisfactory to Intelsat Luxembourg providing funds sufficient for Intelsat Luxembourg to pay the aggregate redemption payment for the portion of the outstanding 2017 PIK Notes to be redeemed on the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

Date: March 6, 2013	By:	/s/ Michael McDonnell
	Name:	Michael McDonnell
	Title:	Executive Vice President and Chief Financial Officer